UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2008

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by China Architectural Engineering, Inc. (the “Company”) on April 18, 2008, the Company closed a financing transaction on April 15, 2008, with ABN AMRO Bank N.V., London Branch, CITIC Allco Investments Ltd., and CITIC Capital Finance Ltd. issuing (i) US$20,000,000 12% Convertible Bonds due 2011 (the “Bonds”) and (ii) 300,000 warrants to purchase 300,000 shares of common stock of the Company expiring 2013. The Bonds were issued further to a trust deed between the Company and The Bank of New York Mellon, London Branch (the “Trustee”), dated April 15, 2008, as restated and amended on September 17, 2008 (the “Trust Deed”). The Bonds are subject to a paying and conversion agency agreement dated April 15, 2008 between the Company, The Bank of New York Mellon, and The Bank of New York Mellon, London Branch (the “Agreement”).

On September 29, 2008, the Company, The Bank of New York Mellon, and The Bank of New York Mellon, London Branch, entered into an Amended and Restated Paying and Conversion Agency Agreement (the “Amendment”). The Amendment amends certain provisions of the Agreement to clarify that, as provided in the Section 24.18 of Trust Deed, (i) upon the occurrence of any default the trustee may require the paying agent to pay all money held by it to the trustee and (ii) the paying agent may, in certain circumstances, hold money for the payment of principal, premium, if any, or interest on the Bonds in trust for the benefit of bondholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1
Amended and Restated Paying and Conversion Agency Agreement, originally dated April 15, 2008, amended and restated September 29, 2008 by and among the Company, The Bank of New York Mellon, and The Bank of New York Mellon, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2008	CHINA ARCHITECTURAL ENGINEERING, INC.

By: /s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Paying and Conversion Agency Agreement, originally dated April 15, 2008, amended and restated September 29, 2008 by and among the Company, The Bank of New York Mellon, and The Bank of New York Mellon, London Branch.